As filed with the Securities and Exchange Commission on June 6, 2011
File No. 001-35106

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to

Form 10

General Form for Registration of Securities
Pursuant to Section 12(b) or (g) of
The Securities Exchange Act of 1934

AMC Networks Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	27-5403694
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

11 Penn Plaza New York, NY (Address of Principal Executive Offices)	10001 (Zip Code)
(212) 324-8500
(Registrant’s telephone number, including area code)

Securities to be Registered
Pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange
to be so Registered	on Which Each Class is to be Registered

Class A Common Stock, par value $.01 per share	The NASDAQ Stock Market LLC

Securities to be Registered Pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN ITEMS OF FORM 10
AND THE ATTACHED INFORMATION STATEMENT.

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Business,” “Available Information” and “AMC Networks Inc. Consolidated Financial Statements” of the Information Statement attached hereto as Exhibit 99.1 (the “Information Statement”). Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business — Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the sections “Summary” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the Information Statement. Those sections are incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Corporate Governance and Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the section “Executive Compensation” of the Information Statement. That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business — Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Distribution,” “Dividend Policy,” “Business,” “Corporate Governance and Management,” “Shares Eligible for Future Sale” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

On March 9, 2011, in connection with the incorporation of AMC Networks Inc., CSC Holdings, LLC, a subsidiary of Cablevision Systems Corporation, acquired 1,000 shares of common stock of AMC Networks Inc. for $10.00.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “The Distribution” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Indemnification of Directors and Officers” of the Information Statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “AMC Networks Inc. Consolidated Financial Statements” of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a) Financial Statements

The information required by this item is contained under the section “AMC Networks Inc. Consolidated Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.		Description

2.1		Form of Distribution Agreement between Cablevision Systems Corporation and AMC Networks Inc.
2.2		Form of Contribution Agreement among Cablevision Systems Corporation, CSC Holdings, LLC and AMC Networks Inc.
3	.1[i]	Certificate of Incorporation of AMC Networks Inc.
3.2		Form of Amended and Restated Certificate of Incorporation (as in effect immediately prior to Distribution).
3	.3[i]	By-Laws of AMC Networks Inc.
3.4		Form of Amended and Restated By-Laws (as in effect immediately prior to Distribution).
3.5		Form of Registration Rights Agreement between AMC Networks Inc. and The Charles F. Dolan Children Trusts.
3.6		Form of Registration Rights Agreement between AMC Networks Inc. and The Dolan Family Affiliates.
8.1		Form of Tax Opinion of Sullivan & Cromwell LLP.
10.1		Form of Transition Services Agreement between Cablevision Systems Corporation and AMC Networks Inc.
10.2		Form of Tax Disaffiliation Agreement between Cablevision Systems Corporation and AMC Networks Inc.
10.3		Form of Employee Matters Agreement between Cablevision Systems Corporation and AMC Networks Inc.
10.4		Form of Equity Administration Agreement between The Madison Square Garden Company and AMC Networks Inc.
10.5		Form of Standstill Agreement by and among AMC Networks Inc. and The Dolan Family Group.
10.6		Form of AMC Networks Inc. 2011 Employee Stock Plan.
10.7		Form of AMC Networks Inc. 2011 Stock Plan for Non-Employee Directors.
10.8		Form of AMC Networks Inc. 2011 Cash Incentive Plan.
10.9		Form of Time Sharing Agreement between Rainbow Media Holdings LLC and CSC Transport, Inc.

Exhibit No.		Description

10.10		Form of Time Sharing Agreement between Rainbow Media Holdings LLC and Dolan Family Office, LLC.
10.11		Form of Aircraft Dry Lease Agreement between Rainbow Media Holdings LLC and New York Aircam Corp.
10.12		Form of Aircraft Management Agreement between Rainbow Media Holdings LLC and CSC Transport, Inc.
10.13		Form of Employment Agreement by and between AMC Networks Inc. and Charles F. Dolan.
10.14		Form of Employment Agreement by and between AMC Networks Inc. and Joshua W. Sapan.
10.15		Employment Agreement by and between Rainbow Media Enterprises, Inc. and Edward A. Carroll.
10.16		Employment Offer Letter from Cablevision Systems Corporation to Sean S. Sullivan.
10.17		Form of AMC Networks Inc. Option Agreement in respect of Cablevision Options granted on and prior to November 8, 2005.
10.18		Form of AMC Networks Inc. Rights Agreement.
10.19		Form of AMC Networks Inc. Option Agreement in respect of Vested Cablevision Options granted on June 5, 2006 and October 19, 2006.
10.20		Form of AMC Networks Inc. Option Agreement in respect of Cablevision Options granted on January 20, 2009.
10.21		Form of AMC Networks Inc. Option Agreement in respect of Cablevision Options granted on March 5, 2009.
10.22		Form of AMC Networks Inc. Non-Employee Director Award Agreement.
10.23		Form of AMC Networks Inc. Restricted Shares Agreement.
10.24		Form of AMC Networks Inc. Performance Award Agreement.
10.25		Form of Letter Agreement from CSC Holdings, LLC to AMC Networks Inc. Regarding VOOM Litigation.
10.26		Form of Termination Agreement among CSC Holdings, LLC, American Movie Classics Company LLC and WE: Women’s Entertainment LLC.
21.1		Subsidiaries of the Registrant.
99	.1ii	Preliminary Information Statement dated May 27, 2011.

[i]	Previously filed on March 17, 2011.

ii	Previously filed on May 27, 2011.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMC Networks Inc.

By:	/s/ Joshua W. Sapan
Name: Joshua W. Sapan

Title:	President and Chief Executive Officer

Dated: June 6, 2011